Exhibit 99.1

News Release	Zep Inc.

1310 Seaboard Industrial Blvd., NW
Atlanta, GA 30318

www.zepinc.com

Zep Inc. Reports Solid First Quarter Results and Completes Strategic Acquisition

Compared to the first quarter of last year,

•                  Revenue grew 2.9% to $158.0 million

•                  EPS of $0.16 included $0.04 related to integration and acquisition expenses

•                  EBITDA of $10.4 million included $1.2 million of integration and acquisition expenses

•                  Free cash flow generation of $4.7 million represented a $6.8 million improvement

•                  Completed strategic acquisition and formed Zep Vehicle Care — creating a leading vehicle care business with the finest house of brands in the industry.

(ATLANTA — January 7, 2013) — Zep Inc. (NYSE: ZEP), a leading producer and marketer of a wide range of cleaning and maintenance solutions, today reported financial results for the three-month period ended November 30, 2012.

First quarter results reflected continued strong sales-growth gains in retail which were driven primarily by automotive aftermarket and home improvement retail outlets.  The sales and service organization achieved sales growth in the food, vehicle wash and industrial end markets while our distribution channel drove growth into industrial/MRO customers.  In addition, acquisitions added approximately $3.5 million to net sales during the quarter.

•                  Revenue in the first fiscal quarter of 2013 was $158.0 million, a 2.9% increase from the first fiscal quarter of 2012.

•                  Net income for the first fiscal quarter of 2013 was $3.5 million, a 2.7% decrease compared to net income of $3.6 million in the first fiscal quarter of 2012.  The first fiscal quarter of 2013 included a $0.8 million after-tax impact related to integration and acquisition expenses.

•                  Diluted earnings per share (EPS) for the first fiscal quarter of 2013 was $0.16 compared to EPS of $0.16 in the first fiscal quarter of 2012 and was impacted by $0.04 of integration and acquisition expenses.

•                  EBITDA (earnings before interest, taxes, depreciation and amortization expenses) for the first quarter of 2013 was $10.4 million compared to $10.5 million in the first fiscal quarter of 2012 and was impacted by $1.2 million of integration and acquisition expenses.

•                  EBITDA margin decreased approximately 20 basis points to 6.6% in the first fiscal quarter of 2013 compared to 6.8% during the first fiscal quarter of 2012 and was impacted by 80 basis points of integration and acquisition expenses.

•                  Free cash flow (defined as net cash provided by operating activities less purchases of property, plant, and equipment and proceeds from sale of property, plant, and equipment) generated during the first quarter of 2013 was $4.7 million, compared to a cash usage of $2.1 million in the same period last year, an increase of $6.8 million.

“The first quarter represented a number of significant achievements,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “We announced the very strategic acquisition in the vehicle care market, which closed on December 1, 2012, reported much improved financial results, excluding integration and acquisition expenses, and continued to benefit from our customer-centric, multi-channel strategy.”

Mr. Morgan continued, “I’m pleased to report continued progress in expanding our access to markets to reach the customer on their terms.  Our multi-channel strategy allows us to invest in key vertical markets like transportation where we can leverage our experience across all three sales channels.”

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss first quarter operating results on Monday, January 7, 2013 at 8:30 a.m. ET. The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 253-237-1190, conference ID: 81569854. A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2012 net sales of $654 million, is a leading producer and marketer of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep Inc.’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products, as well as high performance products and professional grade chemical products for the automotive, fleet maintenance, industrial/MRO supply, institutional supply and motorcycle markets. We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Enforcer®, National Chemical™, Selig™, Misty®, Next Dimension™, Petro®, i-Chem®, TimeMist®, TimeWick™, MicrobeMax®, Country Vet®, Konk®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, Washtronics™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private labeled brands.  Founded in 1937, some of Zep’s brands have been in existence since 1896. Zep Inc. is headquartered in Atlanta, Georgia. Visit our website at www.zepinc.com.

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include but are not limited to: statements regarding growth and other benefits that we may realize as a result of executing our long-term initiatives.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  economic conditions in general;

•                  customer and supplier relationships and prices;

•                  competition;

•                  ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•                  market demand; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2012. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information that is referenced in this press release, which includes EBITDA. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure in the tables at the end of this press release.

Zep Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	NOVEMBER 30, 2012	AUGUST 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,916	$3,513
Accounts receivable, less reserve for doubtful accounts of $3,733 at November 30, 2012, and $3,595 at August 31, 2012	86,753	93,522
Inventories	76,790	71,451
Deferred income taxes	6,737	6,702
Prepayments and other current assets	25,111	22,333
Total Current Assets	199,307	197,521
Property, Plant, and Equipment, at cost:
Land	5,703	5,680
Buildings and leasehold improvements	61,636	62,208
Machinery and equipment	118,272	114,310
Total Property, Plant, and Equipment	185,611	182,198
Less - Accumulated depreciation and amortization	103,265	101,277
Property, Plant, and Equipment, net	82,346	80,921
Other Assets:
Goodwill	84,702	84,604
Identifiable intangible assets	64,739	65,707
Deferred income taxes	1,009	979
Restricted Cash	116,916	—
Other long-term assets	5,643	5,555
Total Other Assets	273,009	156,845
Total Assets	$554,662	$435,287
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$15,000	$15,000
Accounts payable	57,658	53,461
Accrued compensation	17,856	17,334
Other accrued liabilities	25,223	27,947
Total Current Liabilities	115,737	113,742
Long-term debt, less current maturities	237,645	124,250
Deferred Income Taxes	8,651	8,574
Self-Insurance Reserves, less current portion	2,954	2,954
Other Long-Term Liabilities	17,550	17,850
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 21,888,408 issued and outstanding at November 30, 2012, and 21,832,328 issued and outstanding at August 31, 2012	219	218
Paid-in capital	98,267	97,481
Retained earnings	59,963	57,367
Accumulated other comprehensive income	13,676	12,851
Total Stockholders’ Equity	172,125	167,917
Total Liabilities and Stockholders’ Equity	$554,662	$435,287

Zep Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	For the Three Months Ended November 30,
	2012	2011

Net Sales	$158,026	$153,498
Cost of Products Sold	83,064	80,571
Gross Profit	74,962	72,927
Selling, Distribution, and Administrative Expenses	66,791	65,521
Acquisition and Integration Costs	1,245	—
Operating Profit	6,926	7,406
Other Expense (Income):
Interest expense, net	1,245	1,432
Loss (Gain) on foreign currency transactions	18	250
Miscellaneous (income) expense, net	138	167
Total Other Expense	1,401	1,849
Income before Provision for Income Taxes	5,525	5,557
Provision for Income Taxes	2,044	1,978
Net Income	$3,481	$3,579
Earnings Per Share:
Basic Earnings per Share	$0.16	$0.16
Basic Weighted Average Number of Shares Outstanding	21,869	21,704
Diluted Earnings per Share	$0.16	$0.16
Diluted Weighted Average Number of Shares Outstanding	22,218	22,041
Dividends Declared per Share	$0.04	$0.04

Zep Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	THREE MONTHS ENDED NOVEMBER 30,
	2012	2011

Cash Provided by Operating Activities:
Net income	$3,481	$3,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,613	3,465
Gain on disposal of fixed assets	2	(43)
Excess tax benefits from share-based payments	35	(6)
Other non-cash charges	730	869
Deferred income taxes	11	78
Change in assets and liabilities, net of effect of acquisitions and divestitures -
Accounts receivable	7,434	8,939
Inventories	(5,076)	(7,629)
Prepayments and other current assets	(2,695)	(3,190)
Accounts payable	3,932	(580)
Accrued compensation and other current liabilities	(2,468)	(2,249)
Self insurance and other long-term liabilities	(300)	(760)
Other assets	(204)	(825)
Net Cash Provided by Operating Activities	8,495	1,648
Cash Used for Investing Activities:
Purchases of property, plant, and equipment	(3,792)	(3,767)
Change in restricted cash	(116,916)	—
Proceeds from sale of property, plant, and equipment	—	43
Net Cash Used for Investing Activities	(120,708)	(3,724)
Cash Provided by Financing Activities:
Proceeds from credit facility borrowings	203,808	93,300
Repayments of borrowings from credit facility	(90,413)	(93,375)
Employee stock issuances	56	58
Excess tax benefits from share-based payments	(35)	6
Dividend payments	(885)	(881)
Net Cash Provided by (Used for) Financing Activities	112,531	(892)
Effect of Exchange Rate Changes on Cash	85	(251)
Net Change in Cash and Cash Equivalents	403	(3,219)
Cash and Cash Equivalents at Beginning of Period	3,513	7,219
Cash and Cash Equivalents at End of Period	$3,916	$4,000

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands)

	Three Months Ended November 30,
	2012	2011

Reported (GAAP) Net Income	$3,481	$3,579

Interest expense, net	1,245	1,432
Provision for Income Taxes	2,044	1,978
Depreciation and Amortization	3,613	3,465

EBITDA	$10,383	$10,454

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com